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                                                                  EXHIBIT 10(e)


                               FIRST AMENDMENT TO
                       THE 1997 EQUITY PARTICIPATION PLAN
                                       OF
                              LA QUINTA INNS, INC.


     WHEREAS, La Quinta Inns, Inc. (hereinafter the "Company"), a Texas corporation, maintains The 1997 Equity Participation Plan of La Quinta Inns, Inc., effective as of May 22, 1997 (hereinafter the "Plan"); and

     WHEREAS, pursuant to Section 10.2 of the Plan, the Board of Directors of the Company (hereinafter the "Board") may amend the Plan from time to time.

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows effective May 22, 1997:

     1. Section 4.4(b) shall be amended and restated in its entirety as follows:

          No portion of an Option which is unexercisable at Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee (or the Board, in the case of Options granted to Independent Directors) either in the Stock Option Agreement or by action of the Committee (or the Board, in the case of Options granted to Independent Directors) following the grant of the Option, PROVIDED, HOWEVER, that no Option granted to an Independent Director may be exercised to any extent by anyone after the expiration of three (3) years from the date of such Independent Director's Termination of Directorship.

                                     * * *

          I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of La Quinta Inns, Inc. on May 22, 1997.

          Executed on this 1st day of August, 1997.


                                        /s/ JOHN F. SCHMUTZ
                                        ---------------------------------------
                                        John F. Schmutz, Secretary